Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT FIRST QUARTER RESULTS

ON MAY 8, 2014

Englewood, CO — April 24, 2014 — Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the three months ended March 31, 2014 after the market close on Thursday, May 8, 2014. The company will host a conference call that day at 5:00 p.m. EDT in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Monitronics International, Inc. and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman and Chief Executive Officer, Bill Fitzgerald; Senior Vice President and Chief Financial Officer, Mike Meyers; and Executive Vice President, Mike Haislip. Messrs. Haislip and Meyers are also executive officers of Monitronics.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 34486038. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through July 8, 2014 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 34486038.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (Nasdaq: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics International, headquartered in Dallas, TX, is one of the nation’s largest, fastest-growing home security alarm monitoring companies, providing security alarm monitoring services to more than 1,000,000 residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. For more information, see http://ascentcapitalgroupinc.com/

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com